Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement       [ ]   Confidential, for use of the
                                              Commission only
                                              (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material under Rule 14a-12

                         THE SHEPHERD STREET FUNDS, INC.
                (Name of Registrant as Specified in Its Charter)

          ____________________________________________________________
    (Name of person (s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filling.

      1.    Amount Previously Paid:

      2.    Form, Schedule or Registration Statement No.:

      3.    Filing Party:

      4.    Date Filed:

--------------------------------------------------------------------------------

                           SHEPHERD STREET EQUITY FUND

                         SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 2008

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Jeffrey C. Howard, John F. Splain and Wade R. Bridge, and each of them, as Proxies with power of substitution and hereby authorizes each of them to represent and to vote as provided on the reverse side, all shares of common stock of the Shepherd Street Equity Fund (the "Fund") that the undersigned is entitled to vote at the special meeting of stockholders to be held on September 12, 2008 or at any adjournments thereof.

This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated July 18, 2008.


PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE SIDE, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.


PROXY TABULATOR                     TO VOTE BY INTERNET
P.O. BOX 9112
FARMINGDALE, NY 11735               1) Read the Proxy Statement and have the proxy card below
                                       at hand.
                                    2) Go to website WWW.PROXYVOTE.COM
                                    3) Follow the instructions provided on the website.

                                    TO VOTE BY TELEPHONE

                                    1) Read the Proxy Statement and have the proxy card below
                                       at hand.
                                    2) Call 1-800-690-6903
 ------------------                 3) Follow the instructions.
 999 999 999 999 99
 ------------------                 TO VOTE BY MAIL

                                    1) Read the Proxy Statement
                                    2) Check the appropriate boxes on the proxy card below.
                                    3) Sign and date the proxy card.
                                    4) Return the proxy card in the envelope provided.


  IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD BY MAIL.


                           VOTE BY INTERNET/TELEPHONE
                          24 HOURS A DAY 7 DAYS A WEEK


--------------------------------------------------------------------------------

Please fill in box(es) as shown using black or blue ink or a number 2 pencil.[X] PLEASE DO NOT USE FINE POINT PENS


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

1. To approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation, Dissolution and Termination adopted by the Board of Directors of the Fund.

                FOR                 AGAINST                 ABSTAIN
                [ ]                   [ ]                     [ ]

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNING FOR AN ESTATE, TRUST OR CORPORATION, TITLE OR CAPACITY SHOULD BE STATED. IF THE SHARES ARE HELD JOINTLY, BOTH SIGNERS SHOULD SIGN, ALTHOUGH THE SIGNATURE OF ONE WILL BIND THE OTHER.




-------------------------------------------      -------------------------------------------
SIGNATURE (PLEASE SIGN WITHIN BOX)    DATE       SIGNATURE (JOINT OWNERS)            DATE

                            LETTER FROM THE PRESIDENT

                         The Shepherd Street Funds, Inc.
                               480 Shepherd Street
                       Winston-Salem, North Carolina 27103

                                  July 18, 2008

Dear Stockholders:

      I am writing to inform you of the upcoming Special Meeting of the stockholders of the Shepherd Street Equity Fund (the "Fund") to be held on Friday, September 12, 2008. At this meeting, you will be asked to consider and act upon a proposal to liquidate and dissolve the Fund pursuant to a Plan of Liquidation, Dissolution and Termination (the "Plan").

      As of July 11, 2008, the Fund had approximately $6.6 million in net assets, and the Board has concluded that the continued operation of the Fund at this size is not economically feasible or in the best interests of the Fund and its stockholders. The Board has also determined that it is improbable that sales of the Fund's shares can be increased to raise assets to a more viable level. Based on these and other important factors, the Board of Directors has unanimously approved the Plan. Please see the attached Proxy Statement for detailed discussion of the Plan.

      Under Maryland law, the Fund must obtain your approval to liquidate and dissolve the Fund. Therefore, the Fund's Directors have scheduled the Meeting on Friday, September 12, 2008, to seek your approval to liquidate and dissolve the Fund. The proposal to liquidate and dissolve the Fund is described in more detail in the attached Proxy Statement.

      The Directors have concluded that the proposal is in the best interests of the Fund and its stockholders. The Directors unanimously recommend that you vote "FOR" the Plan.

      We strongly urge you to approve the Plan at this time. Subject to receipt of the requisite stockholder approval, stockholders remaining in the Fund will receive a liquidation distribution equal to the net asset value of their shares on or about September 20, 2008.

      I appreciate your consideration of this important proposal. If you have any questions regarding the proposal to be voted on or need assistance in completing your proxy card, please contact us at 1-888-575-4800.


Sincerely,

/s/ David B. Rea

David B. Rea
President

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        To be held on September 12, 2008

                         The Shepherd Street Funds, Inc.
                               480 Shepherd Street
                       Winston-Salem, North Carolina 27103

                                 1-888-575-4800

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of the Shepherd Street Equity Fund (the "Fund"), which is a series of The Shepherd Street Funds, Inc., a Maryland corporation, will be held at the offices of Ultimus Fund Solutions, LLC, the Fund's transfer agent, located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, on September 12, 2008, at 10:00 a.m. Eastern time, to consider and vote on the following:

      1. To approve a proposal to liquidate and dissolve the Fund, pursuant to the Plan of Liquidation, Dissolution and Termination (the "Plan") adopted by the Board of Directors of the Fund; and

      2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Stockholders of record as of the close of business on July 11, 2008, are the only persons entitled to notice of and to vote at the meeting and any
adjournments   thereof.  Your  attention  is  directed  to  the  attached  proxy statement.

We urge you to complete, sign, date and mail the proxy card enclosed in the postage-paid envelope provided so that your shares will be represented at the meeting. You may also vote your shares by telephone or the internet. For information on how to vote using the telephone or internet options, please reference your proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE "FOR" THE PROPOSAL.

July 18, 2008                       BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Jeffrey C. Howard

                                    Jeffrey C. Howard
                                    Secretary

                                      PROXY
                                    STATEMENT

                         The Shepherd Street Funds, Inc.
                               September 12, 2008

                      IMPORTANT VOTING INFORMATION INSIDE!


TABLE OF CONTENTS
-----------------

Introduction ................................................................  1

Summary of Plan of Liquidation, Dissolution and Termination .................  1

Proposal: Approval of the Liquidation, Dissolution
and Termination of the Fund .................................................  2

Voting Requirements .........................................................  6

Investment Adviser and Other Service Providers ..............................  7

Principal Stockholders ......................................................  7

Other Business ..............................................................  8

Exhibit A   Plan of Liquidation, Dissolution and Termination

                         THE SHEPHERD STREET FUNDS, INC.
                               480 SHEPHERD STREET
                       WINSTON-SALEM, NORTH CAROLINA 27103

      The enclosed proxy is solicited by the Board of Directors of The Shepherd Street Funds, Inc., in connection with the Special Meeting of Stockholders of the Shepherd Street Equity Fund (the "Special Meeting"), to be held on Friday, September 12, 2008, and any adjournments thereof. The Special Meeting will be held at the offices of the Fund's transfer agent, Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, at 10:00 a.m. Eastern time. The shares of capital stock of The Shepherd Street Funds, Inc. entitled to vote at the meeting are issued in series. Currently there is only a single series issued, the Shepherd Street Equity Fund, which will be referred to herein as the "Fund."

      This notice of meeting and proxy statement are first being mailed to stockholders on or around July 24, 2008. Supplementary solicitations may be made by mail, telephone, facsimile or other electronic means by representatives of the Fund.

      The expenses in connection with preparing this Proxy Statement and its enclosures and of all solicitations will be paid by Salem Investment Counselors, Inc. the Fund's investment adviser (the "Adviser").

           SUMMARY OF PLAN OF LIQUIDATION, DISSOLUTION AND TERMINATION

      The following is a summary of the Fund's Plan of Liquidation, Dissolution and Termination (the "Plan") and is qualified in its entirety by the information contained in the Plan, which is attached to this Proxy Statement as EXHIBIT A

      o The Plan provides for the complete liquidation of all of the assets of the Fund.

      o The Plan will become effective on the date the Plan is adopted and approved by the Fund's stockholders (the "Effective Date")

      o As soon as practicable after the Effective Date, the Fund shall liquidate the Fund's assets and distribute pro-rata to the remaining stockholders of the Fund on the liquidation date (the "Liquidation Date") all remaining assets of the Fund (the "Liquidation Distribution").

      o The Fund shall pay or discharge or set aside provisions for all the Fund's outstanding liabilities.

      o The Board may modify or amend the Plan at any time without Stockholder approval if the Board determines that such action would be advisable and in the best interest of the Fund and its Stockholders.

      o As soon as practicable after the Effective Date, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of the liquidation and dissolution.

      o The Fund will not impose any redemption fees or other charges on any Liquidation Distributions. In addition, the Fund's Plan of Distribution Pursuant to Rule 12b-1 shall terminate on the Effective Date.

      o The expenses of carrying out the liquidation, dissolutions and termination shall be borne by the Adviser.

                                    PROPOSAL

                    APPROVAL OF THE LIQUIDATION, DISSOLUTION
                           AND TERMINATION OF THE FUND
                  ---------------------------------------------

BACKGROUND AND REASONS FOR THE PROPOSAL

      At a meeting of the Board of Directors on June 26, 2008, the Adviser recommended that the Directors approve and recommend the Plan to the Fund's stockholders for their approval. The Directors considered the factors discussed below from the point of view of the interests of the Fund and its stockholders. After careful consideration, the Directors (including all Directors who are not "interested persons" of the Fund, as that term is defined in the Investment Company Act of 1940 (the "1940 Act")) determined that the Plan is in the best interests of the Fund and its stockholders. The Directors approved the Plan and recommended that the stockholders of the Fund vote in favor of the Plan.

      The Fund is a registered open-end investment company organized as a Maryland corporation on July 16, 1998. As of July 11, 2008, the Fund's net assets were approximately $6.6 million.

      At a meeting of the Board held on May 15, 2008, the Board was advised by the Adviser that the Adviser believed the continued operation of the Fund was not economically feasible or in the best interests of the Fund or its stockholders. The Adviser discussed with the Board numerous factors in favor of a plan of liquidation and dissolution of the Fund, which included, without limitation, the following:

            a) The Fund has had significant redemptions over the past twelve months.

            b) The Adviser represented that the Fund's current net assets are not sufficient to efficiently operate a mutual fund.

            c) The Adviser has searched for suitable merger partners for the Fund but has been unable to locate such a partner.

            d) The Fund has been unable to attract a significant number of investors beyond the Adviser's client base.

            e) The Fund's more recent performance record (the past three years) has been below average when compared to its peer group.

            f) The Adviser does not believe at this time and under the existing circumstances that an active marketing campaign would bring in substantial assets.

            g) A significant number of stockholders own shares through tax-deferred accounts and the Adviser believes that, due to the Fund's performance record over the last several years, a liquidation distribution would likely not have significant negative tax consequences to taxable accounts.

            h) The Adviser would consider resigning as the Fund's investment adviser if the Plan is not approved.

            i) The Adviser does not believe that, if the Adviser resigned, it is likely that a qualified investment adviser would be willing to step in and manage the Fund's assets.

      The Board of Directors met again on June 26, 2008, at which time the Adviser presented the formal Plan to the Directors for review and consideration. At that meeting, the Adviser requested that the Board consider the liquidation of the Fund pursuant to the Plan.

      At the meeting on June 26, 2008, the Board acknowledged that the Adviser had searched for a potential merger candidate and has been unable to find an ideal candidate. The Board further acknowledged that, at various periods throughout the Fund's existence, the Adviser actively marketed the Fund, but, during such periods, the Fund realized only minor increases in net assets. The Board further recognized that, absent the unitary fee arrangement with the Adviser, the Fund's expense ratio would likely make the Fund unattractive to new investors. The Board noted that, if the Adviser resigned, it would be difficult to find another investment adviser willing to accept a similar fee arrangement based on the Fund's current net assets. Based upon the Adviser's representations and recommendations and other relevant factors, the Board concluded that a liquidation of the Fund was in the best interests of the Fund and its stockholders. For a general discussion of the tax issues related to the Plan, please see "Federal Income Tax Consequences" below.

      The Board, including all of the Directors who are not "interested persons" of the Fund, as that term is defined in the 1940 Act, unanimously approved the Plan, determining the proposed liquidation and dissolution to be advisable and directing that it be submitted to the stockholders for consideration. The Adviser will bear all costs associated with the liquidation and termination of the Fund (other than brokerage costs, taxes and extraordinary expenses).

      The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's stockholders to invest the Liquidation Distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice.

      In the event that the stockholders do not approve the Plan, the Board will continue to search for other alternatives for the Fund, which could include resoliciting stockholders.

FEDERAL INCOME TAX CONSEQUENCES

      The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan.

      This summary also discusses the effect of federal income tax consequences to the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service with respect to the liquidation of the Fund. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

      This summary does not address the particular federal income tax consequences which may apply to certain stockholders such as trusts, estates, non-resident aliens or other foreign investors. This summary also does not address state or local tax consequences. The tax consequences discussed herein may affect stockholders differently depending on their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. STOCKHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATION DISTRIBUTION AS DISCUSSED HEREIN. The receipt of the Liquidation Distribution may result in unanticipated tax consequences to stockholders.

      The Liquidation Distribution received by a U.S. stockholder (i.e., a Fund stockholder who is subject to United States federal income taxation) may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during its final tax year; (ii) an income dividend to the extent the amount of the Fund's investment income and net short-term capital gains realized during its final tax year that have not previously been distributed exceed the Fund's expenses for the year; and (iii) a distribution treated as payment for the U.S. stockholder's shares.

      The composition of the actual Liquidation Distribution may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Prior to the last day of the Fund's final taxable year, the Board of Directors must authorize any capital gain dividend and income dividend to be distributed as part of the Liquidation Distribution. Within 60 days after the close of the Fund's final taxable year (which will be deemed to close on the Liquidation Date), the Fund will notify U.S. stockholders as to the portion, if any, of the Liquidation Distribution that constitutes a capital gain dividend and that constitutes an income dividend (including the portion of the income dividend that qualifies for taxation at long-term capital gains rates for individual stockholders, as discussed below).

      Since the Fund will seek to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986 (the "Code") during the liquidation period, it would not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund might be subject to taxes, which would reduce the amount of Liquidation Distributions paid to stockholders.

      Any portion of the Liquidation Distribution paid under the Plan out of ordinary income or net realized long-term capital gains will be taxed under the Code in the same manner as any other distribution of the Fund. Accordingly, such amounts will be treated as ordinary income or long-term capital gains if so designated. However, a portion of the ordinary income distribution received by individual stockholders may be subject to tax at the rates generally applicable to long-term capital gains if certain requirements are satisfied. The Fund will designate which portion of the Liquidation Distribution may be eligible for these reduced rates.

      The balance of any amount (after accounting for the capital gain and income dividend portions of the Liquidation Distributions) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a U.S. stockholder's shares of the Fund. A U.S. stockholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of such payment and the U.S. stockholder's tax basis in its Fund shares. Any such gain or loss will be a capital gain or capital loss if the U.S. stockholder holds its shares as capital assets. In such event, any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund's shares were held for more than one year by the U.S. stockholder at the time of the exchange. Under current law, long-term capital gains are taxed to non-corporate U.S. stockholders at a maximum tax rate of 15%. If the U.S. stockholder held his Fund shares for not more than one year at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss. Short-term capital gains are taxed to non-corporate U.S. stockholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate U.S. stockholder pursuant to the liquidation of the Fund (other than properly designated exempt-interest dividends), regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

      Fund shares held in an IRA account or other qualified retirement plan generally must be reinvested through the Stockholder's current retirement plan or another qualified retirement plan to avoid possible penalties and adverse tax consequences. In addition, if Liquidation Distributions in connection with Fund shares held in an IRA account or other qualified retirement plan are sent directly to the Stockholder, the amount the Stockholder receives may be reduced by any required federal or state income tax withholding.

PROCEDURE FOR DISSOLUTION UNDER THE MARYLAND GENERAL CORPORATION LAW

      After the Liquidation Date, pursuant to the Maryland General Corporation Law and the Fund's Charter, Articles of Dissolution will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs but not for the purpose of continuing the business for which the Fund was organized. The Fund's Board will be responsible for directing the process of winding up the affairs of the Fund.

CONTINUED RIGHT TO REDEEM SHARES OF THE FUND

      The right of a Stockholder to redeem his or her shares of Fund at any time has not been impaired by the proposal to liquidate the Fund or the proposed Plan. Therefore, a Stockholder may redeem shares in accordance the redemption procedures set for the Fund's current Prospectus at any time up to the Liquidation Date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED LIQUIDATION OF ASSETS AND DISSOLUTION OF THE FUND PURSUANT TO THE PROVISIONS OF THE PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION.

                               VOTING REQUIREMENTS

                               September 12, 2008

      VOTING OF PROXIES. If you vote your proxy now, you may revoke it before the meeting using any of the voting procedures described on your proxy vote card or by attending the meeting and voting in person. Unless revoked, proxies that have been returned by stockholders without instructions will be voted "FOR" the proposal. In instances where choices are specified on the proxy, those proxies will be voted as the stockholder has instructed.

      The Board has fixed the close of business on July 11, 2008 (the "Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. Stockholders of record of the Fund as of the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of July 11, 2008, the Fund had issued and outstanding 602,436.149 shares of common stock.

      If the proposal being considered at the Special Meeting does not receive enough "FOR" votes by Friday, September 12, 2008 to constitute approval of the proposal being considered at the meeting, the named proxies may propose adjourning the Special Meeting to allow the gathering of more proxy votes. An adjournment requires a vote "FOR" by a majority of the votes present at the meeting (whether in person or by proxy). The named proxies will vote the "FOR" votes they have received in favor of the adjournment, and any "AGAINST" or "ABSTAIN" votes will count as votes against adjournment. An abstention on the proposal will be counted as present for purposes of determining whether a quorum of shares is present at the meeting with respect to the proposal on which the abstention is noted but will be counted as a vote against such proposal.

      Abstentions and broker non-votes (i.e., proxies sent in by brokers and other nominees that cannot vote on the proposal because instructions have not been received from the beneficial owners) will be counted as "present" for purposes of determining whether or not a quorum is present for the meeting. Abstentions and broker non-votes will, however, be considered to be votes "AGAINST" the proposal. However, in the event there is a vote for adjournment, the named proxies will vote all broker non-votes in favor of such an adjournment to the extent permitted under applicable law.

      QUORUM. A quorum is the number of shares legally required to be at a meeting in order to conduct business. The quorum for the Special Stockholders Meeting is one-third of the outstanding shares of the Fund as of the record date. Shares may be represented in person or by proxy. Proxies properly executed and marked with an "AGAINST" vote or an "ABSTAIN" vote will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. If a quorum is not present at the meeting, or if a quorum is present at the meeting but sufficient votes are not received to approve the proposal, the persons named as proxies may propose one or more adjournments of the meeting, up to 120 days after the record date, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. If a quorum is not present, the persons named as proxies will vote those proxies for which they are required to vote "FOR" the proposal in favor of such adjournments and will vote those proxies for which they are required to vote "AGAINST" the proposal against any such adjournments.

      STOCKHOLDER VOTE REQUIRED. With respect to the Plan, approval requires the affirmative vote of two thirds of the outstanding shares of the Fund entitled to vote on this matter.

      METHOD OF PROXY SOLICITATION. Proxy solicitations will be made primarily by mail, but may also be made by telephone, facsimile or personal interview conducted by certain officers of the Fund.

                 INVESTMENT ADVISER AND OTHER SERVICE PROVIDERS

      INVESTMENT ADVISER. Salem Investment Counselors, Inc., 480 Shepherd Street, Winston-Salem, North Carolina 27103, is the Fund's investment adviser. The Adviser manages the Fund's portfolio and oversees the business operations of the Fund.

      TRANSFER AGENT. Ultimus Fund Solutions, LLC ("Ultimus") provides the Fund with administration, fund accounting and transfer agency and shareholder services. The mailing address of Ultimus is 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246. Ultimus is compensated by the Adviser, not the Fund.

      DISTRIBUTOR. Ultimus Fund Distributors, Inc. ("UFDI") is the Fund's principal underwriter. UFDI's mailing address 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

      ANNUAL AND SEMIANNUAL REPORTS. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL AND SEMIANNUAL REPORT UPON REQUEST. TO REQUEST THESE DOCUMENTS, PLEASE CONTACT THE SECRETARY OF THE FUND AT THE SHEPHERD STREET FUNDS, INC. C/O ULTIMUS FUND SOLUTIONS, LLC, P.O. BOX 46707, CINCINNATI, OHIO 45246-0707 OR CALL THE FUND AT 1-888-575-4800.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of the close of business as of July 11, 2008, the share ownership of those stockholders known by the Fund to own 5% or more of the Fund's outstanding shares.

                                               Number
Name of Record Owner                        Shares Owned          % of Ownership

Charles Schwab & Co., Inc                    252,603.145               41.93%
FBO Client Accounts
101 Montgomery Street
San Francisco, California 94104

James T. and Louise R. Broyhill               35,121.239                5.83%
Foundation
P.O. Box 25427
Winston-Salem, North Carolina 27104

_____________________________________________________________________

As of July 11, 2008, the officers and Directors of the Fund, as a group, owned of record or beneficially 50.21% of the Fund's outstanding shares.

                                 OTHER BUSINESS

     ----------------------------------------------------------------------

      The proxy holders have no present intention of bringing any other matter before the meeting other than those specifically referred to above or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Directors are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

      Any stockholder proposal intended to be presented at the next stockholder meeting (assuming the Plan is not adopted) must be received by the Fund for inclusion in its Proxy Statement and form of Proxy relating to such meeting at least 120 days before the solicitation of proxies for the meeting is made.

--------------------------------------------------------------------------------

PLEASE EXECUTE THE PROXY CARD ENCLOSED AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, THUS AVOIDING UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                    EXHIBIT A
                                    ---------

                PLAN OF LIQUIDATION, DISSOLUTION AND TERMINATION

      The Shepherd Street Equity Fund, a series of The Shepherd Street Funds, Inc., a Maryland corporation (the "Fund"), shall proceed to a complete liquidation of the Fund according to the procedures set forth in this Plan of Dissolution, Liquidation and Termination (the "Plan"). The Plan has been approved by the Board of Directors of the Fund (the "Board") as being advisable and in the best interests of the Fund and its stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (each a "Stockholder" and, collectively, the "Stockholders"), voting in the aggregate without regard to class, for their adoption or rejection at a special meeting of stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Stockholder approval of the Plan, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the "MGCL"), the Internal Revenue Code of 1986, as amended (the "Code") and applicable federal securities laws and rules (the "Securities Laws"), as follows:

      1. ADOPTION OF PLAN. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted and approved by the Stockholders.

      2. LIQUIDATION AND DISTRIBUTION OF ASSETS. As soon as is reasonable and practicable after the Effective Date, the Fund and the Fund's investment adviser, Salem Investment Counselors, Inc ("Salem"), shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and dissolution, including, without limitation, the consummation of the transactions described in this Plan.

      3. PROVISIONS FOR LIABILITIES. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

      4. DISTRIBUTION TO STOCKHOLDERS. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its remaining stockholders of record as of the Liquidation Date, all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to
(i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, undistributed net investment income dividends and net realized capital gains, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books (the "Liquidation Distribution").

      5. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, at their addresses as shown the Fund's records, that this Plan has been approved by the Board and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL.

      6. ARTICLES OF DISSOLUTION. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Charter, including filing Articles of Dissolution with the State of Department of Assessments and Taxation.

      7. AMENDMENT OR ABANDONMENT OF PLAN. The Board may modify or amend this Plan at any time without Stockholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval. In addition, the Board may abandon this Plan without Stockholder approval at any time prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its Stockholders.

      8. POWERS OF BOARD AND OFFICERS. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the MGCL, the Code and the Securities Laws, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

      9. TERMINATION OF BUSINESS OPERATIONS. The Board's previous directive to discontinue all sales of the Fund's shares and to no longer accept purchase order for shares of the Fund shall remain in place. As soon as practicable after the Effective Date, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

      10. TERMINATION OF REDEMPTION FEES AND 12B-1 FEES. The Board's previous directive that the Fund temporarily waive all redemption fees shall remain in place. The Fund shall also not impose any redemption fees or other charges on any Liquidation Distributions. In addition, the Board's previous directive to discontinue the payment of distribution fees pursuant to Fund's Plan of Distribution Pursuant to Rule 12b-1 shall remain in place.

      11. EXPENSES. The expenses of carrying out the terms of this Plan (which shall not include brokerage costs, taxes and extraordinary expenses) shall be borne by Salem, whether or not the liquidation contemplated by this Plan is effected.

      Dated: ________, 2008